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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): April 19, 2001


                        HISPANIC TELEVISION NETWORK, INC.
              (Exact Name of Registrant as Specified in Charter)


               Delaware                       000-23105          75-2504551
     (State or Other Jurisdiction            (Commission       (IRS Employer
           of Incorporation)                 File Number)    Identification No.)


     6125 Airport Freeway, Suite 200
           Fort Worth, Texas                                        76117
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: (817) 222-1234

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ITEM 5. OTHER EVENTS.

MATERIAL EVENT

Hispanic Television Network, Inc. (Nasdaq symbol HTVN) (the "Registrant") announced today that it has terminated its relationship with C-Networks and the company's CEO and president, Mr. Emilio Gorriti.

The company announced in February that it had established a relationship with C-Networks, a media company with interests in Latin America. C-Networks failed to meet contractual obligations and in an April 16, 2001 Board of Directors meeting, the relationship with C-Networks was unanimously terminated, along with Mr. Gorriti's position as CEO and president of the company.

Cautionary Language Concerning Forward-Looking Statements Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in HTVN's filings with the Securities and Exchange Commission. HTVN disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HISPANIC TELEVISION NETWORK, INC.


Date:  April 19, 2001                  By: /s/ James A. Ryffel
                                          _________________________________
                                          Chief Executive Officer